OPTION TERM SHEET



Pursuant to the terms and conditions of your Offer of Employment dated June 14, 2000, you have been granted a Non-Qualified Stock Option to purchase 300,000 shares of CYTOGEN Common Stock as outlined below:

         Granted To:                Lawrence Hoffman
                                    SSN ###-##-####

         Grant Date:                July 10, 2000
         Options Granted:           300,000
         Option Price Per Share:    $10.141
         Expiration Date:           July 10, 2010
         Vesting Schedule:          33.3% per year for three years
                                    100,000 on 7/10/2001
                                    100,000 on 7/10/2002
                                    100,000 on 7/10/2003


By my signature below, I hereby acknowledge receipt of these Option terms, which have been issued to me under the terms and conditions of my Offer of Employment dated June 14, 2000.

                                         Date:
-----------------------------                 ------------------------
Lawrence Hoffman

                               CYTOGEN CORPORATION

                      NON-QUALIFIED STOCK OPTION AGREEMENT


     1. Grant of Option.  Subject to  all the  terms and  conditions  hereof and
        ---------------
the option term sheet attached hereto and made a part hereof (the "Term Sheet"), the Company hereby grants to the Employee an option (the "Option"), to purchase shares of the Company's Common Stock. The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). In the event of any inconsistency in the terms hereof and the terms of the Term Sheet, the terms of the Term Sheet shall govern.


     2. Exercise of Option.
        ------------------

          2.1 Exercisability of Option.
              ------------------------

               2.1.1 Except as provided in Sections 2.1.2, 2.1.3, and 2.2, this Option shall be exercisable only in accordance with the following schedule:

  Number of Years                           Percentage of Option Shares
Since Date of Grant                      Available for Purchase (Cumulative)
-------------------                      -----------------------------------

Less than one                                             0.0%
One but fewer than Two                                   33.3
Two but fewer than Three                                 66.6
Three or more                                           100.0

               2.1.2 If, prior to the Expiration Date, the Employee's employment terminates because of death or Total Disability as defined below, this Option shall become exercisable, but only during the applicable period specified in
Section 2.4, in accordance with the following schedule:

  Number of Years                           Percentage of Option Shares
Since Date of Grant                      Available for Purchase (Cumulative)
-------------------                      -----------------------------------

Less than one                                              50%
One but fewer than Two                                     50

               2.1.2 (a) The term "Total Disability" as used in this Agreement shall mean inability of an Employee to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. All determinations as to the date and extent of disability of an Employee will be made by the Committee.

               2.1.3 (a) Upon the occurrence of a Major Event, as defined below, in addition to those shares available for purchase as of the date of the Major Event all of the remaining Option Shares not then otherwise available for purchase as of such date shall become immediately available for purchase.

                     (b) (i) The term "Major Event" as used in this Agreement shall mean (1) the Company enters into one or more definitive agreements to merge or consolidate the Company with or into another corporation, or to sell or otherwise dispose of all or substantially all of the Company's assets, or to effect any other
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transaction,  consolidation or reorganization  having similar results or effect;
(2) any person other than the Company makes a tender or exchange offer for more than 50% of Common Stock pursuant to which purchases of any amount of Common Stock are made; (3) stock representing more than 50% of the voting power of the Company is acquired by any person other than the Company in any one or more transaction(s); or (4) within any 24-month period persons who were members of the Company's Board of Directors immediately prior to such 24-month period, together with any persons who were first elected as directors during such 24-month period by or upon the recommendation of members of the Board of Directors who were members immediately prior to such 24-month period and who constituted a majority of the Board of Directors at the time of such election, cease to constitute a majority of the Board of Directors.

          2.2  Expiration  Date.  This  Option  may not be  exercised  after the
               ----------------
Expiration Date.

          2.3 Continuous  Employment Required.  This Option may not be exercised
              -------------------------------
unless on the date of exercise (i) the Employee has been continuously in the employment of the Company since the Date of Grant or (ii) the Employee meets the requirements of Section 2.4. For the purposes of this Agreement, (i) "employment" shall have the meaning specified in Section 1.421-7(h) of the Income Tax Regulations or any successor regulations, and (ii) if this Agreement shall be assumed or a new option agreement substituted therefor in a transaction to which Section 425(a) of the Code or any successor provision applies, employment by the assuming or substituting corporation shall be considered for all purposes of this Agreement to be employment by the Company. For purposes of this Agreement, any leave of absence taken with the consent of the Company for a period not greater than 90 days shall not be deemed an interruption of otherwise continuous employment so long as the Employee's right to employment with the Company or any Related Corporation is guaranteed by contract through the period of leave. If the period of leave exceeds 90 days, and if the Employee's right to employment is not guaranteed by contract through the period of leave, the employment will be deemed terminated as of the first day of the leave.

          2.4 Exercise After Termination of Employment.
              ----------------------------------------

               2.4.1 If the Employee ceases to be employed by the Company for any reason other than death or Total Disability, and provided that through the date of termination of employment the Employee shall have been continuously in the employment of the Company since the Date of Grant, the right to exercise this Option shall terminate three months after the date of termination of employment, but in no event after the Expiration Date. During that three-month period, this Option may be exercised only in respect of any or all Option Shares which were available for purchase at the date of termination of employment as provided in Section 2.1.1.

               2.4.2 If the Employee ceases to be employed because of Total Disability, and provided that through the date of termination of employment the Employee shall have been continuously in the employment of the Company since the Date of Grant, the right to exercise this Option shall terminate one year after the date of termination of employment, but in no event after the Expiration Date. During that one-year period, this Option may be exercised only with respect to any

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

or all Option Shares which were available for purchase on the date of termination of employment as provided in Section 2.1.2.

               2.4.3 If the Employee ceases to be employed by reason of his or her death, or dies following the date of his or her termination of employment but at a time when this Option still would be exercisable but for the death of the Employee, the Option may be exercised by the person or persons to whom this Option passed by will or by the laws of descent and distribution (but by no other persons) until the earlier of (i) the end of the one-year period immediately following the date of death, (ii) the Expiration Date or (iii) if the death occurs after the termination of employment, the end of the period in which this Option could be exercised under Section 2.4.1 or 2.4.2.

     3. Exercise.
        --------

          3.1 Manner of Exercise.  Subject to the  conditions  set forth in this
              ------------------
Agreement, this Option may be exercised in whole or in part at any time, or from time to time, during its term. To exercise this Option, the Employee (or other person entitled to exercise this Option) must deliver to the Company, at its principal office:

                    (i) a notice of exercise of this Option, which states the extent to which this Option is being exercised;

                    (ii) a certified or bank cashier's check in an amount equal to the Exercise Price of this Option times the number of shares as to which it is being exercised, or consideration in such other form as may be permitted under the terms on which this Option is granted; and

                    (iii) a certified or bank cashier's check equal to any withholding taxes the Company is required to pay because of the exercise of this Option.

The date on which the Company receives all the items specified in this subsection will be the date on which this Option is exercised to the extent described in the notice of election.

          3.2 Laws and  Regulations.  The  obligation of the Company to sell and
              ---------------------
deliver shares of Common Stock under this Agreement will be subject to the condition that legal counsel for the Company be satisfied that the sale and delivery will not violate the Securities Act of 1933, as amended, or any other applicable laws, rules or regulations.

          3.3 Delivery of Stock  Certificates.  As promptly as practicable after
              -------------------------------
this Option is exercised, the Company will deliver to the person who exercises this Option certificates, registered in that person's name, representing the number of shares of Common Stock which were purchased by the exercise of this Option. Each certificate may bear a legend to indicate, if applicable, that (i) the Common Stock represented by the certificate was issued in a transaction which was not registered under the Securities Act of 1933, as amended, and may only be sold or transferred in a transaction which is registered under that Act or is exempt from the registration requirements of that Act, and (ii) the Common Stock represented by the certificate is subject to the obligation of the holder to pay any unpaid balance of the Exercise


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

Price (whether pursuant to a promissory note or otherwise), and/or that the Common Stock is pledged to secure such an obligation.

     4.  Nontransferability of Options.  Except as otherwise expressly provided,
         -----------------------------
this Option may be exercised only by the Employee or his or her guardian or legal representative during the Employee's lifetime. This Option may not be assigned, pledged or hypothecated in any way, will not be subject to execution, and will not be transferable otherwise than by will or the laws of descent and distribution. The Company will not recognize any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of this Option contrary to the provisions of this Agreement, or any levy of any attachment or similar process upon any Option, and, except as expressly stated herein, the Company will not be required to, and will not, issue Common Stock on exercise of this Option to anyone who claims to have acquired this Option from the Employee to whom it was granted.

     5. No Employment  Rights or Other Employee  Benefits.  Nothing contained in
        ------------------------------------------------
this Agreement shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment of the Employee for the period within which this Option may be exercised. The amount of any economic benefit directly or indirectly realized by the Employee as a result of the exercise of this Option or the sale of shares received upon such exercise shall not constitute "compensation" with respect to which any other employee benefits of the Employee are determined, including, without limitation, benefits under any defined benefit, defined contribution, profit sharing, life insurance, salary contribution or other benefit plans.

     6. Rights as a Stockholder.  Except as otherwise expressly provided in this
        -----------------------
Agreement, the Employee shall have no rights as a stockholder with respect to any Option Shares, unless and until those shares are purchased in accordance with this Agreement.

     7.  Recapitalization.   If  as  a  result  of  any  (i)  reorganization  or
         ----------------
liquidation of the Company, or (ii) reclassification of the Company's capital stock, or (iii) consolidation or merger of the Company with or into another corporation, or sale of all or substantially all the assets of the Company (a reorganization or liquidation of the Company or reclassification of the Company's capital stock, or a merger, consolidation or sale of the type described in this subsection being a "Corporate Transaction") while this Option is outstanding, the holders of the Common Stock become entitled to receive with respect to their Common Stock, securities or assets other than, or in addition to, their Common Stock, upon exercise of this Option the holder will receive what the holder would have owned if the holder had exercised the Option immediately before the first Corporate Transaction which occurred while the Option was outstanding and had not disposed of anything the holder would have received as a result of that and all subsequent Corporate Transactions.

     8. Withholding  Taxes. If, whether because of a disposition of Common Stock
        ------------------
acquired on exercise of this Option, or otherwise, the Company is required to pay withholding taxes to any Federal, state or other taxing authority and the Employee fails to provide the Company with the funds with which to pay that withholding tax, the Company may withhold up to 50% of each payment of salary or bonus to the Employee (which will be in addition to any other required or permitted

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

withholding), until the Company has been reimbursed for the entire withholding tax it was required to pay.

     9. Miscellaneous.
        -------------

          9.1 Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Employee.

          9.2 All notices under this Agreement shall, unless otherwise provided herein, be mailed or delivered by hand to the Company, Attention Corporate Secretary, or the Employee at their respective addresses set forth herein or at such other address as may be designated in writing by either of the parties to one another, and shall be effective upon actual receipt.

          9.3 This Agreement has been entered into and shall be governed by and construed in accordance with the laws of the State of New Jersey.

          9.4 This Agreement shall be binding upon and inure to the heirs, successors and assigns of the Employee, subject, however, to the limitations set forth in this Agreement with respect to assignment of this Agreement, the Option or rights in either of them, and the successors and assigns of the Company.

                                          CYTOGEN CORPORATION



                                          By:
                                             ------------------------------
                                          An Officer of the Corporation

                                          ADDRESS: 600 College Road East-CN5308
                                                    Princeton, NJ  08540-5308




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